Exhibit 99.1

KOBE SPORT (INTERNATIONAL) COMPANY LIMITED AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

KOBE SPORT (INTERNATIONAL) COMPANY LIMITED AND SUBSIDIARIES

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

Hong Kong Head Office 香港總公司
9th Floor, Allied Kajima Building, 138 Gloucester Road, Wanchai, Hong Kong
香 港 灣 仔告 士打道 138 號 聯 合 鹿島 大 廈 9 樓
Tel 電話:852-2919 8988 Fax 傳真:852-2574 7287

Beijing Office 北京辦事處
Suite 601, China View, C-2 Gongti East Road, Chaoyang District, Beijing 100027
北京朝陽區工體東路丙 2 號紅階大廈 3 號樓 601 室(郵編 100027)
Tel 電話:86-10-6585 0599 Fax 傳真:86-10-6585 0558
www.agcacpa.com.hk

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
KOBE SPORT (INTERNATIONAL) COMPANY LIMITED:

We have audited the accompanying consolidated balance sheets of Kobe Sport (International) Company Limited and Subsidiaries (the “Company”) as of December 31, 2009 and 2008 and the related consolidated statements of income and comprehensive income, stockholders’ equity, and cash flows for each of the two years ended December 31, 2009 and 2008. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial positions of the Company as of December 31, 2009 and 2008, the results of its operations and its cash flows for each of the two years ended December 31, 2009 and 2008 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the consolidated financial statements, in 2009 the Company changed the manner in which it accounts for non-controlling interests in subsidiaries. This change was made retrospectively to the Company’s consolidated financial statements for the year ended December 31, 2008.

/s/ AGCA CPA Limited

AGCA CPA Limited
Hong Kong, April 9, 2010

KOBE SPORT (INTERNATIONAL) COMPANY LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2009	2008
ASSETS CURRENT ASSETS
Cash and cash equivalents	$17,387,929	$7,400,057
Accounts receivable, net of $nil allowance	22,125,979	13,442,066
Advances to suppliers, net of $nil allowance	−	1,347,087
Prepaid land use right – current portion	17,473	17,457
Inventories	1,687,090	3,187,275
Loan due from a related party	3,148,707	-
Total current assets	44,367,178	25,393,942
OTHER ASSETS
Property, plant and equipment, net	9,837,833	10,508,041
Prepaid land use right – long-term portion	792,761	808,947
Total non-current assets	10,630,594	11,316,988
Total assets	$54,997,772	$36,710,930
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Short-term bank loans	$1,354,676	$1,419,249
Accounts and notes payables	14,329,705	10,358,261
Other payables and accruals	1,243,656	1,156,449
Income taxes payable	1,360,954	920,357
Due to related parties	−	399,438
Total current liabilities	18,288,991	14,253,754
Total liabilities	18,288,991	14,253,754
Commitments and Contingencies (Note 14)
SHAREHOLDERS' EQUITY
Common stock, $1 par: 50,000 shares authorized, 20 shares issued and outstanding	20	20
Additional paid-in capital	2,407,983	2,407,983
Statutory reserves	2,009,528	2,009,528
Retained earnings	28,409,504	15,038,263
Accumulated other comprehensive income	1,679,219	1,653,951
Total Kobe Sport shareholders' equity	34,506,254	21,109,745
Noncontrolling interests	2,202,527	1,347,431
Total equity	36,708,781	22,457,176
Total liabilities and shareholders' equity	$54,997,772	$36,710,930

The accompanying notes are an integral part of these consolidated financial statements

KOBE SPORT (INTERNATIONAL) COMPANY LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(AMOUNTS EXPRESSED IN US DOLLAR)

	For the Year Ended December 31,
	2009	2008

NET REVENUE	$81,187,591	$63,406,121
Cost of sales	(58,082,347)	(45,463,469)
GROSS PROFIT	23,105,244	17,942,652
Selling expenses	(2,315,635)	(2,932,230)
General and administrative expenses	(1,990,451)	(1,742,675)
Income from operations	18,799,158	13,267,747
Other income (expenses):
Interest income	258,717	77,603
Interest expenses	(81,999)	(129,624)
Total other income (expenses)	176,718	(52,021)
Income before income taxes	18,975,876	13,215,726
Provision for income taxes	(4,751,151)	(3,316,035)
Net income	14,224,725	9,899,691
Income attributable to noncontrolling interests	(853,484)	(593,981)
Net income attributable to Kobe Sport shareholders	$13,371,241	$9,305,710
Other comprehensive income attributable to Kobe Sport shareholders Foreign currency translation adjustments	25,268	1,000,295
Comprehensive income attributable to Kobe Sport shareholders	13,396,509	10,306,005
Comprehensive income attributable to noncontrolling interests	855,096	657,831
Comprehensive income	$14,251,605	$10,963,836

The accompanying notes are an integral part of these consolidated financial statements.

KOBE SPORT (INTERNATIONAL) COMPANY LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(AMOUNTS EXPRESSED IN US DOLLAR)

Attributable to Kobe Sport shareholders

	Common Stock		Additional			Accumulated Other	Non-
	Number	Amount	Paid-in Capital	Statutory Reserves	Retained Earnings	Comprehensive Income	controlling interests	Total
At January 1, 2008	20	$20	$2,407,983	$1,019,559	$8,752,701	$653,656	$819,186	$13,653,105
Net income	-	-	-	-	9,305,710	-	593,981	9,899,691
Foreign currency translation adjustment	-	-	-	-	-	1,000,295	63,850	1,064,145
Appropriation of statutory reserves				989,969	(989,969)	-		-
Special dividend paid	-	-	-	-	(2,030,179)	-	(129,586)	(2,159,765)
At December 31, 2008	20	20	2,407,983	2,009,528	15,038,263	1,653,951	1,347,431	22,457,176
Net income	-	-	-	-	13,371,241	-	853,484	14,224,725
Foreign currency translation adjustment	-	-	-	-	-	25,268	1,612	26,880
At December 31, 2009	20	$20	$2,407,983	$2,009,528	$28,409,504	$1,679,219	$2,202,527	$36,708,781

The accompanying notes are an integral part of these consolidated financial statements.

KOBE SPORT (INTERNATIONAL) COMPANY LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(AMOUNTS EXPRESSED IN US DOLLAR)

	For the Year Ended December 31,
	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$14,224,725		$9,899,691
Adjustments for:
Interest income receivable on loan to a related party	(219,587)		-
Depreciation and amortization	900,011		538,174
(Increase) decrease in assets:
Accounts receivable	(8,667,760)		(2,958,968)
Advances to suppliers	1,347,797		460,462
Inventories	1,502,556		(530,979)
Increase (decrease) in liabilities:
Accounts and notes payables	3,960,111		(870,095)
Other payables and accruals	86,087		(26,178)
Income taxes payable	439,553		323,397
Net cash provided by operating activities	13,573,493		6,835,504
CASH FLOWS FROM INVESTING ACTIVITIES
Loan to a related party	(2,929,030)		-
Purchase of property, plant and equipment	(203,294)		(7,538,804)
Net cash used in investing activities	(3,132,324)		(7,538,804)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayment to a related company	(399,649)		(138,945)
New short-term bank loans	1,419,997		2,185,682
Repayments of short-term bank loans	(1,485,873)		(1,537,753)
Special dividend paid to noncontrolling interests	-		(129,586)
Special dividend paid to Kobe Sport shareholders	-		(2,030,179)
Net cash used in financing activities	(465,525)		(1,650,781)
Effect of exchange rate changes on cash	12,228		591,967
Net increase (decrease) in cash and cash equivalents	9,987,872		(1,762,114)
Cash and cash equivalents, beginning of year	7,400,057		9,162,171
Cash and cash equivalents, end of year	$17,387,929		$7,400,057
SUPPLEMENTAL DISCLOSURE INFORMATION
Cash paid for interest	$81,999		$129,624
Cash paid for income taxes	$4,311,598		$2,992,639
NONCASH INVESTING AND FINANCING ACTIVITIES
Interest receivable on loan due from a related party	$219,587	$	−

The accompanying notes are an integral part of these consolidated financial statements.

KOBE SPORT (INTERNATIONAL) COMPANY LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

NOTE 1    DESCRIPTION OF BUSINESS AND ORGANIZATION

Nature of operations
Kobe Sport (International) Company Limited (“Kobe Sport”) is a holding company and, through its subsidiaries, primarily engages in design, manufacturing and sales of sports shoes, sportswear and related accessories. Kobe Sport together with its subsidiaries are collectively referred to as the “Company”.

Corporate organization
Kobe Sport was incorporated with limited liability on September 25, 2009 under the International Business Companies Act in the British Virgin Islands. Details of its subsidiaries are as follows:

	Place and date of	Ownership by
Subsidiaries’ names	incorporation	the Company	Principal activities

Nam Kwong Trading Company	Hong Kong	100%	Intermediate holding company
Limited (“Nam Kwong”)	October 8, 2009

Fujian Jinjiang Hengfeng Shoes &	People’s Republic of	94% (through Nam Kwong)	Design, manufacturing and sales
Garments Co., Ltd. (“Hengfeng”)	China (“PRC”) March 2, 1992		of sports shoes, sportswear and related accessories

Hengfeng is a sino-foreign joint stock limited liability company established in the PRC. On December 4, 2009, Hengfeng underwent a reorganization (“Reorganization”). Before the Reorganization, Hengfeng had been owned as to 94% by Nam Kwong Trading Co. (“Nam Kwong Unincorporated”, an unincorporated company registered in Hong Kong) and 6% by another unrelated minority shareholder, which is a company registered in the PRC, according to their respective capital contribution. Pursuant to the Reorgnization, Nam Kwong Unincorporated transferred the 94% interest in Hengfeng held by it to Nam Kwong. As a result, through Nam Kwong, Kobe Sport owns 94% interest in Hengfeng.

Both before and after the Reorganization, Nam Kwong Unincorporated, Nam Kwong and Kobe Sport have all been beneficially owned and controlled by Mr. Anding Lin, who is also the managing director of Hengfeng.

NOTE 2    SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES

Basis of preparation and consolidation
These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

The Reorganization has been accounted for as a common control transaction and a recapitalization of Hengfeng with retroactive effect in the accompanying financial statements. The financial statements have been prepared as if the existing corporate structure had been in existence throughout all periods and the Reorganization had occurred as of the beginning of the earliest period presented in the accompanying financial statements.

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company transactions and balances between the Company and its subsidiaries are eliminated upon consolidation.

KOBE SPORT (INTERNATIONAL) COMPANY LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

NOTE 2    SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Use of estimates
The preparation of these consolidated financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and the related disclosure of contingent assets and liabilities at the date of these consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Accordingly, actual results may differ from these estimates under different assumptions or conditions.

Cash and cash equivalents
Cash and cash equivalents consist of all cash balances and highly liquid investments with an original maturity of three months or less. Because of the short maturity of these investments, the carrying amounts approximate their fair value. Restricted cash is excluded from cash and cash equivalents.

Accounts receivable

Accounts receivable is stated at cost, net of allowance for doubtful accounts. The Company uses an allowance for doubtful accounts for any estimated losses resulting from the failure of customers to make required payments. The Company reviews the accounts receivable on a periodic basis and makes allowances where there is doubt as to the collectibility of individual balances. In evaluating the collectibility of individual receivable balances, the Company considers many factors, including the age of the balance, the customer’s payment history, its current credit-worthiness and current economic trends.

Inventories
Inventories are stated at the lower of cost, determined on a weighted average basis, or market. Costs of inventories include purchase and related costs incurred in bringing the products to their present location and condition. Market value is determined by reference to selling prices after the balance sheet date or to management’s estimates based on prevailing market conditions. The management will write down the inventories to market value if it is below cost. The management also regularly evaluates the composition of its inventories to identify slow-moving and obsolete inventories to determine if valuation allowance is required.

Financial instruments

The Company values its financial instruments as required by FASB ASC 320-12-65 (formerly SFAS No. 107, “Disclosures about Fair Value of Financial Instruments”). The estimated fair value amounts have been determined by the Company, using available market information or other appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop estimates of fair value. Consequently, the estimates are not necessarily indicative of the amounts that could be realized or would be paid in a current market exchange.

The Company’s financial instruments primarily consist of cash and cash equivalents, accounts receivables, advance to suppliers, accounts and notes payables, other payables and accruals and due to related parties.

As of the balance sheet dates, the estimated fair values of the financial instruments were not materially different from their carrying values as presented due to the short maturities of these instruments and that the interest rates on the borrowings approximate those that would have been available for loans of similar remaining maturity and risk profile at respective year ends.

KOBE SPORT (INTERNATIONAL) COMPANY LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

NOTE 2SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Property, plant and equipment
Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Gains or losses on disposals are reflected as gain or loss in the year of disposal. The cost of improvements that extend the life of buildings, machinery and equipment are capitalized. These capitalized costs may include structural improvements, equipment and fixtures. All ordinary repair and maintenance costs are expensed as incurred.

Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets as follows:

Useful Life (In years)
Buildings	50
Machinery	10
Office equipment	5

Prepaid land use right
Lease prepayments represent lump sum payment for land use rights in the PRC. The amount is expensed out on a straight-line basis over the period of land use rights of 50 years.

Impairment of long-lived assets
The Company reviews and evaluates its long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable. An impairment is considered to exist if the total estimated future cash flows on an undiscounted basis are less than the carrying amount of the assets, including goodwill, if any. An impairment loss is measured and recorded based on discounted estimated future cash flows. In estimating future cash flows, assets are grouped at the lowest level for which there is identifiable cash flows that are largely independent of future cash flows from other asset groups.

Revenue recognition
Revenue is recognized when the following four revenue criteria are met: persuasive evidence of an arrangement exists, delivery has occurred, the selling price is fixed or determinable, and collectibility is reasonably assured. Revenue from sale of goods is recognized when the significant risks and rewards of ownership have pass to the buyer, provided that the Company maintains neither managerial involvement to the degree usually associated with the ownership, nor effective control over the goods sold, which generally occurs when the product is sold and delivered to the buyers. Transportation and handling costs for delivery of products are normally borne and paid directly by the buyers.

Sales revenue is presented net of sales taxes, rebates, discounts and returns and is recognized at the time when the title to goods passes to the customer. Based on historical experience, management estimates that sales returns are immaterial and has not made allowance for estimated sales returns.

Research and development costs
Research and development costs are expensed as incurred. During the years ended December 31, 2009 and 2008, research and development costs were $158,896 and $137,386, respectively.

Advertising costs
The Company expenses all advertising costs as incurred. The total amount of advertising costs charged to selling, general and administrative expense were $2,123,965 and $1,759,254 for the years ended December 31, 2009 and 2008, respectively.

KOBE SPORT (INTERNATIONAL) COMPANY LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

NOTE 2    SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Shipping and handling costs
Substantially all costs of shipping and handling of products to customers are included in selling, general and administrative expense. Shipping and handling costs for the years ended December 31, 2009 and 2008 were $14,583 and $8,079, respectively.

Income taxes
The Company is subject to income taxes in the United States and other foreign jurisdictions where it operates. The Company accounts for income taxes in accordance with FASB ASC Topic 740, “Income Taxes”). FASB ASC Topic 740 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

In July 2006, the FASB issued ASC 740-10-25-5 through 740-10-25-7 and 740-10-25-13 (formerly FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — An interpretation of FASB Statement No. 109”) which became effective for fiscal years beginning after December 15, 2006. The interpretation prescribes a recognition threshold and a measurement attribute for the financial statements recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by tax authorities. The amount recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. The Company’s adoption of ASC 740-10-25-5 through 740-10-25-7 and 740-10-25-13 did not result in any adjustments to the opening balance of the Company’s retained earnings as of January 1, 2008. The Company did not have any significant unrecognized uncertain tax positions for the two years ended December 31, 2009 and 2008.

Fair value measurements
ASC Topic 820, Fair Value Measurement and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. This topic also establishes a fair value hierarchy which requires classification based on observable and unobservable inputs when measuring fair value. There are three levels of inputs that may be used to measure fair value:

Level 1 -	Quoted prices in active markets for identical assets or liabilities.
Level 2 -	Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.
Level 3 -	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The carrying values of cash and cash equivalents, accounts receivables, advance to suppliers, accounts and notes payables, other payables and accruals and due to related parties approximate their fair values due to their short maturities.

There were no assets and liabilities measured at fair value on a nonrecurring basis as of December 31, 2009 and 2008.

KOBE SPORT (INTERNATIONAL) COMPANY LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

NOTE 2    SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Foreign currency
The Company uses the United States dollars (“U.S. Dollar” or “US$” or “$”) for financial reporting purposes. The PRC subsidiary within the Company maintain their books and records in their functional currency, Chinese Renminbi(“RMB”), being the lawful currency in the PRC. Assets and liabilities of the PRC subsidiary are translated from RMB into US Dollars using the applicable exchange rates prevailing at the balance sheet date. Items on the statement of operations are translated at average exchange rates during the reporting period. Equity accounts are translated at historical rates. Adjustments resulting from the translation of the Company’s financial statements are recorded as accumulated other comprehensive income.

The exchange rates used to translate amounts in RMB into U.S. Dollars for the purposes of preparing the consolidated financial statements are based on the rates as published on the website of People’s Bank of China and are as follows:-

	December 31, 2009	December 31, 2008
Balance sheet items, except for equity accounts	US$1=RMB6.8282	US$1=RMB6.8346
Items in the statements of income and cash flows	US$1=RMB6.8310	US$1=RMB6.9452

No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the above rates.

The value of RMB against U.S. dollars and other currencies may fluctuate and is affected by, among other things, changes in China’s political and economic conditions. Any significant revaluation of RMB may materially affect the Company’s financial condition in terms of U.S. dollar reporting.

Comprehensive income
FASB ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and displaying comprehensive income and its components in the consolidated financial statements. Accumulated other comprehensive income includes foreign currency translation adjustments.

Commitments and contingencies
The Company follows ASC Subtopic 450-20, Loss Contingencies in determining its accruals and disclosures with respect to loss contingencies. Accordingly, estimated losses from loss contingencies are accrued by a charge to income when information available prior to issuance of the financial statements indicates that it is probable that a liability could be been incurred and the amount of the loss can be reasonably estimated. Legal expenses associated with the contingency are expensed as incurred. If a loss contingency is not probable or reasonably estimable, disclosure of the loss contingency is made in the financial statements when it is at least reasonably possible that a material loss could be incurred.

Recent accounting pronouncements
In June 2009, the FASB established the FASB Accounting Standards CodificationTM (ASC) as the single source of authoritative U.S generally accepted accounting principles (GAAP) recognized by the FASB to be applied to nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The ASC superseded all previously existing non-SEC accounting and reporting standards, and any prior sources of U.S. GAAP not included in the ASC or grandfathered are not authoritative. New accounting standards issued subsequent to June 30, 2009 are communicated by the FASB through Accounting Standards Updates (ASUs). The ASC did not change current U.S. GAAP but changes the approach by referencing authoritative literature by topic (each a “Topic”) rather than by type of standard. The ASC is effective for interim and annual periods ending after September 15, 2009. Adoption of the ASC did not have a material impact on the Company’s Consolidated Financial Statements, but references in the Company’s Notes to Consolidated Financial Statements to former FASB positions, statements, interpretations, opinions, bulletins or other pronouncements are now presented as references to the corresponding Topic in the ASC.

KOBE SPORT (INTERNATIONAL) COMPANY LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

NOTE 2    SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Recent accounting pronouncements (continued)
Effective January 1, 2009, the Company adopted FASB ASC 350-30 and ASC 275-10-50 (formerly FSP FAS 142-3, Determination of the Useful Life of Intangible Assets), which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets. The Company will apply ASC 350-30 and ASC 275-10-50 prospectively to intangible assets acquired subsequent to the adoption date. The adoption of these revised provisions had no impact on the Company’s Consolidated Financial Statements.

Effective January 1, 2009, the Company adopted FASB ASC 815-10-65 (formerly SFAS 161, Disclosures about Derivative Instruments and Hedging Activities), which amends and expands previously existing guidance on derivative instruments to require tabular disclosure of the fair value of derivative instruments and their gains and losses., This ASC also requires disclosure regarding the credit-risk related contingent features in derivative agreements, counterparty credit risk, and strategies and objectives for using derivative instruments. The adoption of this ASC did not have a material impact on the Company’s Consolidated Financial Statements.

Upon initial adoption of SFAS 157 on January 1, 2008, the Company adopted FASB ASC 820-10 (formerly FSP FAS 157-2, Effective Date of FASB Statement 157), which deferred the provisions of previously issued fair value guidance for nonfinancial assets and liabilities to the first fiscal period beginning after November 15, 2008. Deferred nonfinancial assets and liabilities include items such as goodwill and other non-amortizable intangibles. Effective April 1, 2009, the Company adopted the fair value guidance for nonfinancial assets and liabilities. The adoption of FASB ASC 820-10 did not have a material impact on the Company’s Consolidated Financial Statements.

Effective January 1, 2009, the Company adopted FASB ASC 810-10-65 (formerly SFAS 160, Non-controlling Interests in Consolidated Financial Statements — an amendment of ARB No. 51), which amends previously issued guidance to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary, which is sometimes referred to as minority interest, is an ownership interest in the consolidated entity that should be reported as equity. Among other requirements, this Statement requires that the consolidated net income attributable to the parent and the non-controlling interest be clearly identified and presented on the face of the consolidated income statement. The presentation and disclosure requirements of the ASC Topics have been applied retrospectively for all periods presented in the accompanying consolidated balance sheets, statements of operations and statements of cash flows. The adoption of this pronouncement resulted in a change in the description and presentation of “minority interest” to “non-controlling interest”. However there was no impact on the Company’s financial position or net income attributable to stockholders for any periods presented.

Effective January 1, 2009, the Company adopted FASB ASC 805-10, (formerly SFAS 141R, Business Combinations), which establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non-controlling interest in an acquiree and the goodwill acquired. In addition, the provisions in this ASC require that any additional reversal of deferred tax asset valuation allowance established in connection with fresh start reporting on January 7, 1998 be recorded as a component of income tax expense rather than as a reduction to the goodwill established in connection with the fresh start reporting. The Company will apply ASC 805-10 to any business combinations subsequent to adoption.

Effective January 1, 2009, the Company adopted FASB ASC 805-20 (formerly FSP FAS 141R-1, Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies), which amends ASC 805-10 to require that an acquirer recognize at fair value, at the acquisition date, an asset acquired or a liability assumed in a business combination that arises from a contingency if the acquisition-date fair value of that asset or liability can be determined during the measurement period. If the acquisition-date fair value of such an asset acquired or liability assumed cannot be determined, the acquirer should apply the provisions of ASC Topic 450, Contingences, to determine whether the contingency should be recognized at the acquisition date or after such date. The adoption of ASC 805-20 did not have a material impact on the Company’s Consolidated Financial Statements.

KOBE SPORT (INTERNATIONAL) COMPANY LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

NOTE 2    SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Recent accounting pronouncements (continued)
Effective July 1, 2009, the Company adopted FASB ASC 825-10-65 (formerly FSP FAS 107-1 and Accounting Principles Board 28-1, Interim Disclosures about Fair Value of Financial Instruments), which amends previous guidance to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. The adoption of FASB ASC 825-10-65 did not have a material impact on the Company’s Consolidated Financial Statements.

Effective July 1, 2009, the Company adopted FASB ASC 320-10-65 (formerly FSP FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments). Under ASC 320-10-65, another-thantemporary impairment must be recognized if the Company has the intent to sell the debt security or the Company is more likely than not will be required to sell the debt security before its anticipated recovery. In addition, ASC 320-10- 65 requires impairments related to credit loss, which is the difference between the present value of the cash flows expected to be collected and the amortized cost basis for each security, to be recognized in earnings while impairments related to all other factors to be recognized in other comprehensive income. The adoption of ASC 320-10-65 did not have a material impact on the Company’s Consolidated Financial Statements.

Effective July 1, 2009, the Company adopted FASB ASC 820-10-65 (formerly FSP FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly), which provides guidance on how to determine the fair value of assets and liabilities when the volume and level of activity for the asset or liability has significantly decreased when compared with normal market activity for the asset or liability as well as guidance on identifying circumstances that indicate a transaction is not orderly. The adoption of ASC 820-10-65 did not have a material impact on the Company’s Consolidated Financial Statements.

Effective July 1, 2009, the Company adopted FASB ASC 855-10 (formerly SFAS 165, Subsequent Events), which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date, but before financial statements are issued or are available to be issued. Adoption of ASC 855-10 did not have a material impact on the Company’s Consolidated Financial Statements.

In the fourth quarter of fiscal 2009, the Company adopted ASC 715, Compensation – Retirement Benefits (formerly FASB FSP FAS 132(R)-1, Employers’ Disclosures about Postretirement Benefit Plan Assets), which expands the disclosure requirements about plan assets for defined benefit pension plans and postretirement plans. The adoption of these disclosure requirements has had no material effect on the Company’s Consolidated Financial Statements.

In the quarter ended December 31, 2009, the Company adopted ASC Update No. 2009-05, which provides guidance on measuring the fair value of liabilities under FASB ASC 820 (formerly SFAS 157, Fair Value Measurements). . The adoption of this Update has had no material effect on the Company’s Consolidated Financial Statements.

In January 2010, the FASB issued ASU No. 2010-05—Compensation—Stock Compensation (Topic 718): Escrowed Share Arrangements and the Presumption of Compensation. This Update simply codifies EITF Topic No. D-110, “Escrowed Share Arrangements and the Presumption of Compensation” dated June 18, 2009. ASU No. 2010-05 includes the SEC staff announcement at the EITF meeting that clarified SEC staff views on overcoming the presumption that for certain shareholders escrowed share arrangements represent compensation. Historically, the SEC staff has expressed the view that an escrowed share arrangement involving the release of shares to certain shareholders based on performance-related criteria is presumed to be compensatory. The SEC staff clarified that entities should consider the substance of the transaction in evaluating whether the presumption of compensation may be overcome, including whether the transaction was entered into for a reason unrelated to employment, such as to facilitate a financing transaction. In that situation, the staff generally believes that the escrowed shares should be reflected as a discount in the allocation of proceeds. The Company has applied the SEC staff announcement to any escrowed share arrangement effective from June 18, 2009.

KOBE SPORT (INTERNATIONAL) COMPANY LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

NOTE 2    SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

New accounting pronouncement to be adopted
In June 2009, the FASB issued SFAS No. 166, Accounting for Transfers of Financial Assets – an amendment of FASB Statement No. 140, (codified by ASU No. 2009-16 issued in December 2009). SFAS No. 166 limits the circumstances in which a financial asset should be derecognized when the transferor has not transferred the entire financial asset by taking into consideration the transferor’s continuing involvement. The standard requires that a transferor recognize and initially measure at fair value all assets obtained (including a transferor’s beneficial interest) and liabilities incurred as a result of a transfer of financial assets accounted for as a sale. The concept of a qualifying special-purpose entity is removed from SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” along with the exception from applying FIN 46(R), Consolidation of Variable Interest Entities. The standard is effective for the first annual reporting period that begins after November 15, 2009 (i.e. the Company’s fiscal 2010). Earlier application is prohibited. It is expected the adoption of this Statement will have no material effect on the Company’s Consolidated Financial Statements.

In June 2009, the FASB issued SFAS No. 167, Amendments to FASB Interpretation No. 46(R), (codified by ASU No. 2009-17 issued in December 2009). The standard amends FIN No. 46(R) to require a company to analyze whether its interest in a variable interest entity (“VIE”) gives it a controlling financial interest. A company must assess whether it has an implicit financial responsibility to ensure that the VIE operates as designed when determining whether it has the power to direct the activities of the VIE that significantly impact its economic performance. Ongoing reassessments of whether a company is the primary beneficiary are also required by the standard. SFAS No. 167 amends the criteria to qualify as a primary beneficiary as well as how to determine the existence of a VIE. The standard also eliminates certain exceptions that were available under FIN No. 46(R). This Statement will be effective as of the beginning of the first annual reporting period that begins after November 15, 2009 (i.e. the Company’s fiscal 2010). Earlier application is prohibited. It is expected the adoption of this Statement will have no material effect on the Company’s Consolidated Financial Statements.

In August, 2009, the FASB issued ASC Update No. 2009-05 to provide guidance on measuring the fair value of liabilities under FASB ASC 820 (formerly SFAS 157, Fair Value Measurements). The Company is required to adopt Update 2009-05 in the quarter ended December 31, 2009. It is expected the adoption of this Update will have no material effect on the Company’s Consolidated Financial Statements.

In October 2009, the FASB concurrently issued the following ASC Updates (ASU):

•   ASU No. 2009-13—Revenue Recognition (ASC Topic 605): Multiple-Deliverable Revenue Arrangements (formerly EITF Issue No. 08-1). ASU No. 2009-13 modifies the revenue recognition guidance for arrangements that involve the delivery of multiple elements, such as product, software, services or support, to a customer at different times as part of a single revenue generating transaction. This standard provides principles and application guidance to determine whether multiple deliverables exist, how the individual deliverables should be separated and how to allocate the revenue in the arrangement among those separate deliverables. The standard also expands the disclosure requirements for multiple deliverable revenue arrangements.

•   ASU No. 2009-14—Software (ASC Topic 985): Certain Revenue Arrangements That Include Software Elements (formerly EITF Issue No. 09-3). ASU No. 2009-14 removes tangible products from the scope of software revenue recognition guidance and also provides guidance on determining whether software deliverables in an arrangement that includes a tangible product, such as embedded software, are within the scope of the software revenue guidance.

ASU No. 2009-13 and ASU No. 2009-14 should be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with earlier application permitted. Alternatively, an entity can elect to adopt these standards on a retrospective basis, but both these standards must be adopted in the same period using the same transition method. The Company expects to apply these ASU Updates on a prospective basis for revenue arrangements entered into or materially modified beginning January 1, 2011. The Company is currently evaluating the potential impact these ASC Updates may have on its financial position and results of operations.

KOBE SPORT (INTERNATIONAL) COMPANY LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

NOTE 2    SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

New accounting pronouncement to be adopted (continued)
In October 2009, the FASB also issued ASU No. 2009-15—Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing. ASU 2009-15 amends ASC 470-20, Debt with Conversion and Other Options, to provide accounting and reporting guidance for own-share lending arrangements issued in contemplation of convertible debt issuance. ASU 2009-15 is effective for fiscal years beginning on or after December 15, 2009 with retrospective application required.

In January 2010, the FASB issued the following ASC Updates:

•   ASU No. 2010-01—Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash. This Update clarifies that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share). The amendments in this Update are effective for interim and annual periods ending on or after December 15, 2009 with retrospective application.

•   ASU No. 2010-02—Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary. This Update amends Subtopic 810-10 and related guidance to clarify that the scope of the decrease in ownership provisions of the Subtopic and related guidance applies to (i) a subsidiary or group of assets that is a business or nonprofit activity; (ii) a subsidiary that is a business or nonprofit activity that is transferred to an equity method investee or joint venture; and (iii) an exchange of a group of assets that constitutes a business or nonprofit activity for a non-controlling interest in an entity, but does not apply to: (i) sales of in substance real estate; and (ii) conveyances of petroleum and gas mineral rights. The amendments in this Update are effective beginning in the period that an entity adopts FAS 160 (now included in Subtopic 810-10).

•   ASU No. 2010-05—Compensation—Stock Compensation (Topic 718): Escrowed Share Arrangements and the Presumption of Compensation. This Update simply codifies EITF Topic D-110, “Escrowed Share Arrangements and the Presumption of Compensation and does not change any existing accounting standards.

•   ASU No. 2010-06—Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements. This Update amends Subtopic 820-10 that requires new disclosures about transfers in and out of Levels 1 and 2 and activity in Level 3 fair value measurements. This Update also amends Subtopic 820-10 to clarify certain existing disclosures. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements, which are effective for fiscal years beginning after December 15, 2010.

The Company expects that the adoption of the above Updates issued in January 2010 will not have any significant impact on its financial position and results of operations.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s Consolidated Financial Statements upon adoption.

KOBE SPORT (INTERNATIONAL) COMPANY LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

NOTE 3    ACCOUNTS RECEIVABLE, NET

Accounts receivable consisted of the following:

	As of December 31,
	2009	2008

Accounts receivable	$22,125,979	$13,442,066
Less: Allowance for doubtful debts	-	-

Accounts receivable, net	$22,125,97	$13,442,066

Based on the Company’s assessment of collectibility, there has been no allowance for doubtful accounts recognized for the two years ended December 31, 2009 and 2008.

NOTE 4    INVENTORIES

Inventories by major categories are summarized as follows:

	As of December 31,
	2009	2008

Raw materials	$558,990	$1,417,307
Work in progress	317,072	445,780
Finished goods	811,028	1,324,188
	$1,687,090	$3,187,275

Included in work in progress were inventories of $126,649 and $212,659 as of December 31, 2009 and 2008, respectively, which were at subcontractors’ locations.

NOTE 5    PREPAID LAND USE RIGHTS

The Company has recorded as prepaid land use rights the lump sum payments paid to acquire long-term interest to utilize the land underlying the Company’s buildings and production facility. This type of arrangement is common for the use of land in the PRC. The prepaid land use rights are expensed on the straight-line basis over the term of the land use rights of 50 years.

The amount expensed on prepaid land use right for the years ended December 31, 2009 and 2008 were $16,938 and $20,045, respectively. As of December 31, 2009, the estimated expense of the prepaid land use rights over each of the next five years will be $17,473.

Land use right with net carrying value of $175,632 and $178,531 as of December 31, 2009 and 2008, respectively, has been pledged as collateral against the short-term bank loans (see Note 8 below).

KOBE SPORT (INTERNATIONAL) COMPANY LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008
NOTE 6    PROPERTY, PLANT AND EQUIPMENT, NET

	As of December 31,
	2009	2008
Cost:
Buildings	$2,993,322	$2,990,518
Machinery	8,825,821	8,633,932
Office equipment	368,724	348,817

Total cost	12,187,867	11,973,267
Less: Accumulated depreciation	(2,350,034)	(1,465,226)
Net book value	$9,837,833	$10,508,041

Depreciation expenses for the years ended December 31, 2009 and 2008 were $883,073 and $518,129, respectively.

Buildings with net book value of $998,675 and $1,014,472 as of December 31, 2009 and 2008, respectively, have been pledged as collateral against the short-term bank loans (see Note 8 below).

NOTE 7    OTHER PAYABLES AND ACCRUALS

	As of December 31,
	2009	2008

Accrued staff costs	$280,126	$280,210
Value added tax and other taxes payable	963,530	876,239
	$1,243,656	$1,156,449

KOBE SPORT (INTERNATIONAL) COMPANY LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

NOTE 8    SHORT-TERM BANK LOANS

Short-term bank loans consisted of the following loans granted by Industrial Bank Co., Ltd.:

	Annualized interest rate			As of December 31,
Maturity date	December 31, 2009	December 31, 2008	Collaterals	2009	2008

February 25, 2010,	5.31%	9.711%	Guaranteed by a minority	$109,838	$175,578
extended to			shareholder of Hengfeng
February 23, 2011

March 5, 2010,	5.31%	10.458%	Guaranteed by a third	366,129	365,785
extended to			party entity
March 4, 2011

April 2, 2009,	5.31%	9.711%	The Company’s land use	183,064	182,893
extended to			right and buildings
April 2, 2010

April 10, 2009,	5.31%	9.711%	The Company’s land use	183,064	182,893
extended to			right and buildings
April 6, 2010

April 22, 2009,	5.31%	9.711%	The Company’s land use	190,387	190,209
extended to			right and buildings
April 22, 2010

August 30, 2009	5.31%	9.36%	The Company’s land use	102,516	102,419
extended to			right and buildings
August 26, 2010

September 26, 2009,	5.31%	9.36%	Guaranteed by a third	109,839	109,736
extended to			party entity
September 25, 2010

September 26, 2009,	5.31%	9.36%	Guaranteed by a third	109,839	109,736
extended to			party entity
September 25, 2010

				$1,354,676	$1,419,249

NOTE 9    STATUTORY RESERVES

In accordance with the PRC Companies Law, Hengfeng, the PRC subsidiary, is required to transfer 10% of its profits after tax, as determined in accordance with accounting standards and regulations of the PRC, to the statutory surplus reserve and had been required to transfer not less than 5%, as determined by management, of the profits after tax to the public welfare fund. However, the PRC subsidiary is not required to transfer any profit after tax to the statutory surplus reserve only after the accumulated statutory surplus reserves reached 50% of registered capital of the Company’s PRC subsidiaries. With the amendment of the PRC Companies Law which was effective from January 1, 2006, enterprises in the PRC have no longer been required to transfer any profit to the public welfare fund. Any balance of public welfare fund brought forward from December 31, 2005 should be transferred to the statutory surplus reserve. The statutory surplus reserve is non-distributable.

KOBE SPORT (INTERNATIONAL) COMPANY LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

NOTE 10    EMPLOYEE BENEFITS

The full-time employees of the Company’s PRC subsidiary are entitled to staff welfare benefits, including medical care, welfare subsidies, unemployment insurance and pension benefits. The Company’s PRC subsidiary is required to accrue for these benefits based on certain fixed percentages of the employees’ salaries in accordance with the relevant regulations and to make contributions to the state-sponsored pension and medical plans out of the amounts accrued for medical and pension benefits. The total amounts charged to the statements of income for such employee benefits amounted to $195,252 and $169,579 for the years ended December 31, 2009 and 2008, respectively.

NOTE 11    INCOME TAXES

British Virgin Islands

Kobe Sport, being incorporated in the British Virgin Islands (“BVI”), is not subject to any income tax in the BVI.

Hong Kong

Nam Kwong is subject to Hong Kong income tax on its taxable income derived from trade or businesses carried out in Hong Kong at 16.5% for the years ended December 31, 2009 and 2008.

PRC

Hengfeng is subject to PRC income taxes. On March 16, 2007, the PRC government promulgated a new tax law, China’s Unified Enterprise Income Tax Law (“New EIT Law”), which took effect from January 1, 2008. Under the New EIT Law, foreign-owned enterprises as well as domestic companies are subject to a uniform tax rate of 25%. Therefore, Hengfeng has been subject to an EIT rate of 25% on its taxable income for the years ended December 31, 2009 and 2008.

The Company’s provision for income taxes consisted of:

	For the Year Ended December 31,
	2009	2008
Current – PRC EIT	$4,751,151	$3,316,035
Deferred	−	−
	$4,751,151	$3,316,035

A reconciliation of the provision for income taxes determined at the local income tax to the Company’s effective income tax rate is as follows:

	For the Year Ended December 31,
	2009	2008

Pre-tax income	$18,975,876	$13,215,726
United States federal corporate income tax rate	34%	34%
Income tax computed at United States federal corporate income tax rate	6,451,798	4,493,347
Reconciling items:
Rate differential for PRC earnings	(1,707,829)	(1,189,416)
Non-deductible expenses and non-taxable income	7,182	12,104
Effective tax expense	$4,751,151	$3,316,035

KOBE SPORT (INTERNATIONAL) COMPANY LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

NOTE 11    INCOME TAXES (CONTINUED)

The Company has analyzed the tax positions taken or expected to be taken in its tax filings and has concluded it has no material liability related to uncertain tax positions or unrecognized tax benefits as of December 31, 2009 and 2008.

The New EIT Law imposes a withholding tax of 10% unless reduced by a tax treaty, for dividends distributed by a PRC-resident enterprise to its immediate holding company outside the PRC for earnings accumulated beginning on January 1, 2008 and undistributed earnings generated prior to January 1, 2008 are exempt from such withholding tax. The Company has not provided for income taxes on the accumulated undistributed earnings of Hengfeng as of December 31, 2009 and 2008, since these earnings are intended to be reinvested indefinitely in the overseas jurisdictions. It is not practicable to estimate the amount of additional taxes that might be payable on such undistributed earnings.

According to the PRC Tax Administration and Collection Law, the statute of limitations is three years if the underpayment of taxes is due to computational or other errors made by the taxpayer or the withholding agent. The statute of limitations extends to five years under special circumstances. In the case of transfer pricing issues, the statute of limitation is ten years. There is no statute of limitation in the case of tax evasion. Accordingly, the income tax returns of Hengfeng for the years ended December 31, 2007 through 2009 are open to examination by the PRC state and local tax authorities.

NOTE 12    RELATED PARTY TRANSACTIONS

Loan due from a related party

	As of December 31,
	2009		2008

Mr. Qionglin Lin, the general manager of the Company	$3,148,707	$

The above loan due from related party as of December 31, 2009 is unsecured, bears interest at 10% per annum and is repayable in one lump sum on or before September 22, 2010. The Company recognized interest income of $219,587 on such loan for the year ended December 31, 2009.

Due to related party

	As of December 31,
	2009	2008
Advances from Fujian Kobe Sports Goods Co., Ltd., a company controlled by
Mr. Anding Lin, CEO and principal stockholder of the Company (see Note 1)	-	$399,438

The above amount due to related party as of December 31, 2008 was non-interest bearing, unsecured and without fixed repayment date.

Guarantees for the Company’s loans
Fujian Jinjiang Chenli Yangli Hengfeng Shoe-Making Factory (the 6% minority shareholder of Hengfeng) provided guarantees for the Company’s short-term bank loan of $109,838 and $175,578 as of December 31, 2009 and 2008, respectively (See Note 8 above).

KOBE SPORT (INTERNATIONAL) COMPANY LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

NOTE 13    CERTAIN RISKS AND CONCENTRATIONS

Credit risk
As of December 31, 2009 and 2008, 100% of the Company’s cash included cash on hand and deposits in accounts maintained within the PRC where there is currently no rule or regulation in place for obligatory insurance to cover bank deposits in the event of bank failure. However, the Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts.

For the two years ended December 31, 2009 and 2008, all of the Company’s revenue arose in the PRC. In addition, all accounts receivable as of December 31, 2009 and 2008, respectively, were due from customers located in the PRC.

As of December 31, 2009, there was one customer who accounted for 11% of the accounts receivable of the Company. As of December 31, 2008, there was one customer who accounted for 13.6% of the accounts receivable of the Company. Except for the afore-mentioned, there was no other single customer who accounted for more than 10% of the Company’s accounts receivable as of December 31, 2009 and 2008.

There were two customers who accounted for 12% and 10% of the Company’s revenue for the year ended December 31, 2009. There was one customer who accounted for 10.6% of the Company’s revenue for the year ended December 31, 2008. Except for the afore-mentioned, there was no other single customer who accounted for 10% or more of the Company’s revenue for the year ended December 31, 2009 or 2008.

Concentration of suppliers
The five largest subcontractors or suppliers accounted for 44.4% and 35.1% of the total value of the Company’s purchases made during the years ended December 31, 2009 and 2008, respectively, out of which one single subcontractor accounted for 15.3% and 10.1%, respectively. Except for the afore-mentioned, there was no other single subcontractor or supplier who accounted for 10% or more of the Company’s purchases for the year ended December 31, 2009 or 2008.

Risk arising from operations in China
Substantially all of the Company’s operations are conducted in China. The Company’s operations are subject to various political, economic, and other risks and uncertainties inherent in China. Among other risks, the Company’s operations are subject to the risks of restrictions on transfer of funds; export duties, quotas, and embargoes; domestic and international customs and tariffs; changing taxation policies; foreign exchange restrictions; and political conditions and governmental regulations.

Currency convertibility risk and restriction on net assets
Substantially all of the Company’s businesses are transacted in RMB, which is not freely convertible into foreign currencies. All foreign exchange transactions take place either through the People’s Bank of China or other banks authorized to buy and sell foreign currencies at exchange rates quoted by the People’s Bank of China. Approval of foreign currency payments by the People’s Bank of China or other regulatory institutions requires submitting a payment application form with suppliers’ invoices, shipping documents and signed contracts. These requirements imposed by the PRC government may restrict the ability of the PRC subsidiary to transfer its net assets, representing 100% of the Company’s net assets as of December 31, 2009, to the Company through loans, advances or cash dividends.

KOBE SPORT (INTERNATIONAL) COMPANY LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

NOTE 14    COMMITMENTS AND CONTINGENCIES

Lease commitments

The Company has entered into tenancy agreements for the lease of factory premises and warehouse with independent parties. The Company’s commitments for minimum lease payments under these operating leases for the next five years and thereafter as of December 31, 2009 are as follows:

Year ending December 31,
2010	$62,958
2011	31,296
2012 and thereafter	-
Total	$94,254

NOTE 15    SEGMENT DATA

The Company follows FASB ASC Topic 280, Segment Reporting, which requires that companies disclose segment data based on how management makes decision about allocating resources to segments and evaluating their performance.

The Company operates and manages its business as a single segment that includes the design, manufacturing and sales of sports shoes, sportswear and related accessories.

Throughout the two years ended December 31, 2009 and 2008, all of the Company’s revenue was derived from China and all of its assets were located in China.

The Company’s major product categories are (1) sport shoes, which include casual shoes, basketball shoes, jogging shoes, skate board and other shoes, and (2) sportswear and accessories: sports bag, wristlet, basketball, travel bag, hat, sport socks, and scarf, etc. The following table sets out the analysis of the Company’s revenue by product:

	For the Year Ended December 31,
	2009	2008
Revenue from external customers:
Sport shoes	$46,014,686	$41,473,871
Sportswear and accessories	35,172,905	21,932,250
Total	$81,187,591	$63,406,121

KOBE SPORT (INTERNATIONAL) COMPANY LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

NOTE 16    SUBSEQUENT EVENTS

The Company has evaluated events subsequent to the balance sheet date through April 9, 2010, which represents the date these financial statements were available for issuance.

Share Exchange

On February 12, 2010, the Company together with its shareholder entered into a share exchange agreement (“Share Exchange Agreement”) with Mondo Acquisition III, Inc (“Mondo”), a publicly reporting Form 10 company incorporated under the laws of the State of Delaware with no significant operations. Under the Share Exchange Agreement, Mondo issued 9,000,000 shares of its common stock, par value $0.001, to the sole shareholder of Kobe Sport (the “Kobe Shareholder”) in exchange for all the issued and outstanding shares of Kobe Sport (the “Share Exchange”). As a result of the Share Exchange, Kobe Sport has become Mondo’s wholly-owned subsidiary and Kobe Shareholder acquired 90% of Mondo’s issued and outstanding stock. The Share Exchange resulted in a change in control of Mondo. Immediately before the Share Exchange, Mondo was a shell company.

In accordance with the Accounting and Financial Reporting Interpretations and Guidance issued by the staff of the U.S. Securities and Exchange Commission (the “SEC”), the Share Exchange will be accounted for as a reverse merger whereby Mondo (the legal acquirer) is considered the accounting acquiree and the Company (the legal acquiree) is considered the accounting acquirer. The consolidated financial statements of the combined entity will be in substance those of the Company’s, with the assets and liabilities, and revenues and expenses, of Mondo being included effective from the date of consummation of the Share Exchange. Mondo will be deemed to be a continuation of the Company’s business. The outstanding stock of Mondo prior to the Share Exchange will be accounted for at their net book value with no goodwill being recognized.

Change of Name of Mondo

On or about March 12, 2010, Mondo received written consents in lieu of a meeting of stockholders from a shareholder of 6,300,000 voting shares representing approximately 63% of the total voting stock of Mondo to amend its Articles of Incorporation to change its name to “China Sports Holding Company Limited.” It is anticipated the change of name will become effective on April 19, 2010, or as soon thereafter as practicable in accordance with applicable law, including the Delaware General Corporation Law.